Letter from Eldorado Gold to Greek Officials in Alexandropolis

Athens, 21st April 2008

Dear Mr. Alexandris,

Eldorado Gold Corporation under the symbol "EGO" is an international company active in gold exploration, development, mining and production. Our shares trade in Toronto Stock Exchange under the symbol "ELD" and on American Stock Exchange. Our current market capitalization is about 1.7 billion Euros with gold exploration and project development operating in South America, Southeastern Europe and Asia. Our gold reserve and assets total 14.1 million ounces of gold (including 7.7 million ounces of gold reserves). In 2008 we are forecasted to produce 300.000 ounces of gold with operating expenses at a cash cost of 155 Euros.

Last Friday, 18th April, we made an offer to acquire 100% of the outstanding shares and assets of Frontier Pacific Mining Corporation, a mineral exploration and development company focused on gold and uranium projects. Frontier Pacific operates the Perama Hill Gold Project, through its subsidiary Thracean Gold Mining S.A., near the city of Alexandroupolis. It is a project, which undoubtedly concerns you as a local authority.

Eldorado Gold has long-term experience in the exploration and development of projects until their ultimate successful completion and their implementation. Eldorado Gold is a multicultural company, which operates on the basis of the highest environmental specifications, with the social consciousness as its keystone, investing on the local communities, offering career opportunities, training and development. Please find attached, for your information, a brief overview of our company in order to acquire a better understanding of it.

To us, the Perama Hill Gold Project is a great opportunity for the development not only of our company but of the prefectures of Rodopi and Evros too. We feel the need to introduce ourselves to you and present to you our company. For this reason, I would be delighted to meet you, as soon as possible, after the Easter vacation and the May Day, whenever it is convenient for you.

Our Advisors in Greece will come in touch with you and your collaborators in order to arrange a mutually convenient date and time to meet. Meanwhile, I wish you a Happy Easter!

Yours sincerely,

ELDORADO GOLD CORPORATION

(signature)

Earl Price,

Chief Financial Officer

Eldorado Gold Corporation

Eldorado Gold Corporation under the symbol "EGO" is an international company active in gold exploration, development, mining and production. Our shares trade in Toronto Stock Exchange under the symbol "ELD" and on American Stock Exchange. Our current market capitalization is about 1.7 billion Euros with gold exploration and project development operating in South America, Southeastern Europe and Asia. Our gold reserve and assets total 14.1 million ounces of gold (including 7.7 million ounces of gold reserves). In 2008 we are forecasted to produce 300.000 ounces of gold with operating expenses at a cash cost of 155 Euros.

Our mission is to enhance shareholder value through the acquisition and the development of long-term and low-cost mines. Eldorado Gold is committed to protecting and enriching the environment within the local communities, where it operates, and offering career opportunities which allow our employees to maximize their potential. We place the highest values on the honesty, integrity and ethical conduct of our Representatives and we expect such behaviour to be demonstrated at all levels of our business[1] (illegible number).

Frontier Pacific Mining Corporation's acquisition

Eldorado Gold Corporation intends to make an offer to acquire all of the outstanding shares of Frontier Pacific Mining Corporation (TSX-V: FRP)[2]. Frontier Pacific owns the Perama Hill gold project in Northeastern Greece. This acquisition will accelerate Eldorado Gold's growth strategy and strengthen its competitive position in Southeastern Europe. The proposed transaction is valued at approximately C$[3]148 million (or C$ 157 million on a fully diluted basis).

Frontier Pacific Shareholders will receive 0.122 of an Eldorado common share for every common share of Frontier Pacific. Based on the closing prices of both companies on 18.04.2008, the transaction values each Frontier Pacific share at C$0.9 and represents a premium of 26.8% to Frontier Pacific shareholders.

Eldorado has engaged in various discussions with Frontier Pacific over the past several years and on Friday 18.4.2008, Eldorado made a further friendly proposal to Frontier Pacific. The combination of the two companies represents the most strategic and complimentary

[1] See Eldorado Gold's Code of Ethics in English on the company's website http://www.eldoradogold.com/i/pdf/CodeEthics.pdf

[2] Exchange Code

[3] Canadian dollars

opportunity for Frontier Pacific to advance its Perama Hill Gold Project, benefit the communities in the vicinity of the project in Northeastern Greece and capitalise on other opportunities in the Aegean region. In the event that a consensual transaction, which is clearly Eldorado's desire, Eldorado will take its proposal directly to Frontier Pacific's shareholders by commencing a takeover bid to acquire 100% of the outstanding shares of Frontier Pacific.

Full details of the offer will be included in the formal offer. The takeover bid will be mailed circular to securities regulatory authorities and then mailed to Frontier Pacific shareholders. Eldorado requested a shareholders' list from Frontier Pacific on 21.04.08 and waits to receive the reply to the offer. The takeover bid will be mailed circular to Frontier Pacific shareholders as soon as practical upon receipt of this list. The offer will be open for acceptance for at least 35 days following the commencement of the offer. The offer will be subject to certain conditions, including receipt of all regulatory clearances in Greece and abroad and acceptance of the offer by Frontier Pacific shareholders owning not less than 66 2/3% per cent of the Frontier Pacific common shares on a fully-diluted basis. Once the 66 2/3% per cent acceptance level is met, Eldorado intends, but is not required to, take steps to acquire all of the outstanding Frontier Pacific common shares.

Eldorado Gold and the Perama Hill Gold Project

The Perama Hill Gold Project (the "Project"), operated by Thracean Gold Mining S.A., Frontier Pacific Mining Corporation's subsidiary, will come to Eldorado Gold after the successful completion of the transaction and as long as Eldorado Gold acquires 100% of the outstanding shares of Frontier Pacific.

For the time being, there is no reason to make changes in the project or in the personnel employed at Thracean Gold Mining. We will try to attract the communities in the vicinity, the politicians, those who influence the public opinion, the local authorities and the residents reassuring them that through dedication we will contribute with all the above mentioned teams in the development of the project. From time to time, we will come in touch with our stakeholders in Rodopi, Evros and Athens to promote the completion of the project.

Eldorado Gold has long-term experience in investing on the local communities, offering career opportunities, training and development. We are a multicultural company and we offer equal opportunities to all our employees. To us, the Project is an exceptional opportunity. We are committed to include all the above-mentioned teams in the successful completion of the project. For example, the project we undertook in Kisladag, in Turkey, began in July 2006, created 300 vacancies at local level, enhanced the economy and the infrastructure of the neighbouring communities and played an active role in the safe development of the region.

Our long-term experience and Environment

We respect our commitment to responsible and sustainable development. In each community where we operate, we work closely with the Local Government and the Governmental Organizations. We have a proven record of implementing industry best practices and minimizing environmental impact while maximizing social and economic benefits. Eldorado Gold was the first company in October 2000 to receive a final full regulatory environmental release from the Mexican government for the reclamation activities at their gold mine "La Trinidad". In Brazil, Turkey and China, we are supporting local communities through many social and environmental initiatives. Our safe and secure operations guarantee compliance with the regulations in South America and we take great pride in the work undertaken by our General Directors in each of our projects, reassuring our employees' security.

We believe that we fulfil all the necessary international requirements of industry best practices in exploration, development, mining and production. Eldorado Gold has paid particular attention to the protection of the environment. We recognise the importance of sustainable development and we co-operate closely both with the Government and the Local Governments and we address to these groups with environmental and social consciousness.

Further Information

For any further information you are kindly requested to visit our English website:

www.eldoradogold.com

Also, for any queries on the abovementioned or for any further information or packages, please contact the company's representatives:

Nancy Wood

Manager, Investor Relations

nancyw@eldoradogold.com

+1-888-353-8166 or 1-604-687-4018

For any further information concerning the acquisition of Frontier Pacific and Thracean Gold Mining, please contact:

Earl W. Price, Chief Financial Officer

Eldorado Gold Corporation

Vancouver, Canada

earlp@eldoradogorld.com

+1-888-353-8166 or 1-604-687-4018

Dawn L. Moss, Corporate Secretary

Eldorado Gold Corporation

Vancouver, Canada

dawnm@eldoradogold.com

+1-888-353-8166 or 1-604-687-4018

eldoradogold

Αθήνα, 21 Απριλίου 2008

Αξιότιμε κύριε Αλεξανδρή,

Η Eldorado Gold Corporation "EGO" είναι μία διεθνής εταιρεία, η οποία δραστηριοποιείται στην έρευνα, εξόρυξη και την αξιοποίηση χρυσοφόρων κοιτασμάτων, εισηγμένη στο Χρηματιστήριο του Toronto Stock Exchange ("ELD") και στο Αμερικάνικο Χρηματιστήριο American Stock Exchange. Η τρέχουσα κεφαλαιοποίηση μας στην αγορά είναι 1,7 δις ευρώ, με εργασίες εξόρυξης χρυσού και αναπτυξιακά έργα στη Νότια Αμερική, Ν.Α. Ευρώπη και Ασία. Το αποθεματικό μας σε χρυσό και τα περιουσιακά μας στοιχεία ανέρχονται σε 14,1 εκατομμύρια ουγκιές (συμπεριλαμβανομένων 7,7 εκατομμυρίων ουγκιών αποθεματικών). Για το 2008 η παραγωγή υπολογίζεται να φτάσει τις 300.000 ουγκιές χρυσού με λειτουργικά έξοδα σε ρευστά τα 155 ευρώ.

Την περασμένη Παρασκευή, 18 Απριλίου, κάναμε πρόταση απόκτησης του 100% των μετοχών και του ενεργητικού της Frontier Pacific Mining Corporation, εταιρείας ανεύρεσης και ανάπτυξης κοιτασμάτων κυρίως χρυσού και ουρανίου. Η Frontier Pacific διαχειρίζεται το Έργο Χρυσού Περάματος μέσω της θυγατρικής της εταιρείας «Χρυσωρυχεία Θράκης Α.Μ.Β.Ε.», κοντά στην Αλεξανδρούπολη, ένα έργο το οποίο, αναμφίβολα σας αφορά, ως σημαντικό τοπικό παράγοντα.

Η Eldorado μακρά εμπειρία στην αναγνώριση και ανάπτυξη προγραμμάτων από μηδενικό στάδιο, στην επιτυχή ολοκλήρωση έργων σε τελικό στάδιο καθώς επίσης και στην θέση τους σε εφαρμογή. Η Eldorado είναι μια πολυπολιτισμική εταιρεία, η οποία λειτουργεί βάσει των υψηλότερων περιβαλλοντικών προδιαγραφών, με κεντρικό άξονα την κοινωνική ευθύνη, επενδύοντας στις τοπικές κοινωνίες, προσφέροντας θέσεις εργασίας, εκπαίδευση και ανάπτυξη. Σας έχω επισυνάψει για την ενημέρωση σας, ένα σύντομο εταιρικό προφίλ, για να αποκτήσετε μια ξεκάθαρη εικόνα για την Εταιρεία μας.

Για εμάς, το Έργο Χρυσού Περάματος είναι μια σημαντική ευκαιρία για την ανάπτυξη όχι μόνο για την εταιρεία μας αλλά και κυρίως των περιοχών της Ροδόπης και του Έβρου. Αισθανόμαστε την ανάγκη να συστηθούμε από κοντά και να σας παρουσιάσουμε περισσότερα για την εταιρεία μας. Για το λόγο αυτό, θα επιθυμούσα να σας συναντήσω, το συντομότερο δυνατόν, μετά το Πάσχα και την εορτή της Πρωτομαγιάς, σε χρόνο που σας διευκολύνει.

Οι Έλληνες Σύμβουλοί μας θα είναι σε επικοινωνία μαζί σας και με τους συνεργάτες σας, για να κανονίσουν μία κοινά αποδεκτή ημερομηνία και ώρα για τη συνάντηση αυτή. Εν τω μεταξύ, σας εύχομαι Καλή Ανάσταση και Καλό Πάσχα.

Με εκτίμηση,
ELDORADO GOLD CORPORATION

Earl Price
Γενικός Οικονομικός Διευθυντής

eldoradogold

Η Εταιρεία Eldorado Gold Corporation

Η Eldorado Gold Corporation "EGO" είναι μία διεθνής εταιρεία, η οποία δραστηριοποιείται στην έρευνα, εξόρυξη και την αξιοποίηση χρυσοφόρων κοιτασμάτων, εισηγμένη στο Χρηματιστήριο του Toronto Stock Exchange ("ELD") και στο Αμερικάνικο Χρηματιστήριο American Stock Exchange. Η τρέχουσα κεφαλαιοποίηση μας στην αγορά είναι 1,7 δις ευρώ, με εργασίες εξόρυξης χρυσού και αναπτυξιακά έργα στη Νότια Αμερική, Ν.Α. Ευρώπη και Ασία., Τα αποθεματικά μας σε χρυσό και τα περιουσιακά μας στοιχεία ανέρχονται σε 14,1 εκατομμύρια ουγκιές (συμπεριλαμβανομένων 7.7 εκατομμυρίων ουγκιών αποθεματικών). Για το 2008 η παραγωγή υπολογίζεται να φτάσει τις 300.000 ουγκιές χρυσού με λειτουργικά έξοδα σε μεσοστό τα 155 ευρώ.

Δέσμευσή μας είναι να αυξήσουμε την αξία των μετοχών μας μέσω της απόκτησης και ανάπτυξης μακροπρόθεσμων και χαμηλού κόστους ορυχείων. Η Eldorado Gold έχει δεσμευθεί να προστατεύει και να εμπλουτίζει το περιβάλλον μέσω των τοπικών κοινωνιών, στις οποίες λειτουργεί και να δημιουργεί θέσεις εργασίας, οι οποίες επιτρέπουν στους υπαλλήλους να μεγιστοποιούν τις δυνατότητές τους. Έχουμε θέσει τις υψηλότερες αξίες στην ειλικρίνεια, ακεραιότητα και ηθική συμπεριφορά των συμμετόχων μας και αναμένουμε αυτή η συμπεριφορά να επεκταθεί σε όλα τα επίπεδα και σε όλα τα πεδία των προσπαθειών της επιχείρησής μας[1].

Η Απόκτηση της Frontier Pacific Mining Corporation

Η Eldorado Gold Corporation πρόκειται να κάνει πρόταση εξαγοράς όλου του μετοχικού κεφαλαίου της Frontier Pacific Mining Corporation (TSX-V: FRP) [2]. Η Frontier Pacific κατέχει τα έργα Χρυσού Περάματος στη Βορειοανατολική Ελλάδα. Με αυτή την απόκτηση επιταχύνεται το σχέδιο αναπτυξιακής Στρατηγικής της Eldorado Gold και ενδυναμώνεται η ανταγωνιστική της θέση στη Νοτιοανατολική Ευρώπη. Η πρόταση εξαγοράς εκτιμάτε στα 148 εκατομμύρια C$[3] (ή στα 157 εκατομμύρια C$ με διευρυμένο μετοχικό κεφάλαιο).

Οι μέτοχοι της Frontier Pacific θα λάβουν το 0,122 της κοινής μετοχής της Eldorado, για κάθε κοινή μετοχή της Frontier Pacific. Βασιζόμενη στην τιμή κλεισίματος των εταιρειών την 18.04.2008, η συναλλαγή έχει αξία για κάθε μετοχή της Frontier Pacific στα 0,9 C$ και έχει καπέλο της τάξης του 26,8% στους μετόχους της Frontier Pacific.

Η Eldorado έχει απασχολήσει στο παρελθόν τη Frontier Pacific με διάφορες συζητήσεις και την Παρασκευή 18.4.2008, έκανε μία επιπλέον φιλική πρόταση στην Frontier Pacific. Ο συνδυασμός των δύο εταιρειών αντιπροσωπεύει την πιο στρατηγική και ευπρόσδεκτη ευκαιρία για την Frontier Pacific να προάγει το Έργο

---

[1] Δείτε το Eldorado Gold's Code of Ethics στα Αγγλικά, στη διεύθυνση http://www.eldoradogold.com/i/pdf/CodeEthics.pdf

[2] Χρηματιστήριο Καναδά

[3] Καναδέζικα Δολλάρια

eldoradogold

Χρυσού Περάματος, να ωφελήσει τις γειτονικές περιοχές στην Βορειοανατολική Ελλάδα και να επωφεληθεί άλλες ευκαιρίες στην περιοχή του Αιγαίου. Στην περίπτωση που δεν υπάρξει συναινετική συναλλαγή, το οποίο προδηλά η Eldorado επιθυμεί, η Eldorado θα απευθυνθεί απευθείας στους μετόχους της Frontier Pacific, αρχίζοντας την εξαγορά της εταιρείας, έως ότου αγοράσει το 100% των μετοχών δημόσιας εγγραφής της Frontier Pacific.

Λεπτομερής αναφορά για την προσφορά αυτή θα περιλαμβάνεται στην επίσημη προσφορά. Η δημοσιοποίηση για την εξαγορά της εταιρείας θα σταλεί ενημερωτικά στην ρυθμιστική χρηματιστηριακή αρχή ενώ στη συνέχεια θα σταλεί στους μέτοχους της Frontier Pacific. Η Eldorado ζήτησε τη λίστα των μετόχων από την Frontier Pacific, στις 21.04.2008 και αναμένεται η απάντηση για την προσφορά. Η δημοσιοποίησης της εξαγοράς στους μετόχους της Frontier Pacific, θα πραγματοποιηθεί όσο το δυνατόν ταχύτερα παραλάβει η Eldorado τη λίστα των μετόχων. Η προσφορά θα έχει ισχύ για τουλάχιστον 35 μέρες μετά την έναρξή της. Η προσφορά υπόκειται σε συγκεκριμένες προδιαγραφές συμπεριλαμβανομένης της αποδοχής όλων των απαραίτητων ρυθμιστικών εκκαθαρίσεων στο εξωτερικό και την Ελλάδα και να αποδεχτούν την προσφορά οι μέτοχοι της Frontier Pacific, οι οποίοι κατέχουν τουλάχιστον το 66 2/3% των κοινών μετοχών της σε διευρυμένο μετοχικό κεφάλαιο. Μόλις φτάσει το προαπαιτούμενο επίπεδο μετοχών, η Eldorado πρόκειται, όχι απαραίτητα, να εξαγοράσει όλες τις κοινές μετοχές της Frontier Pacific.

Η Eldorado Gold και το Έργο Χρυσού Περάματος

Το Έργο Χρυσού Περάματος (εφεξής το «Έργο»), το οποίο διαχειρίζονται τα Χρυσωρυχεία Θράκης Α.Ε.Μ.Β., θυγατρική εταιρεία της Frontier Pacific Mining Corporation, θα περιέλθει υπό την Eldorado Gold αμέσως μετά την επιτυχή ολοκλήρωση της εξαγοράς και εφόσον κατέχει το 100% των μετοχών και του ενεργητικού κεφαλαίου της Frontier Pacific.

Προς το παρόν δεν υπάρχει λόγος να γίνουν αλλαγές στο Έργο ή τους εργαζόμενους των Χρυσωρυχείων Θράκης. Θα προσπαθήσουμε να εναγκαλιστούμε τις γύρω περιοχές, τους πολιτικούς, τους διαμορφωτές κοινής γνώμης, τους εκπροσώπους των αστικών περιοχών και τους πολίτες για να διαβεβαιώσουμε ότι με τη σκληρή δουλειά θα βοηθήσουμε με όλες τις προαναφερθείσες ομάδες στην ανάπτυξη του Έργου. Κατά τακτά διαστήματα θα ερχόμαστε σε επαφή με τους stakeholders στη Ροδόπη και στον Έβρο αλλά και στην Αθήνα, για να προχωρήσει όλη η εργασία.

Η Eldorado έχει μακρά εμπειρία και επενδύει στις τοπικές κοινωνίες με τη δημιουργία θέσεων εργασίας, την επιμόρφωση και την ανάπτυξη. Είμαστε μία πολυπολιτισμική εταιρεία και δίνει σε όλους τους εργαζόμενους ίσες ευκαιρίες. Για μας, το Έργο είναι μία πολύ μη ευκαιρία. Δεσμευόμαστε να συμπεριλάβουμε όλες τις παραπάνω ομάδες στην επιτυχή κατάληξη του έργου. Για παράδειγμα, το έργο που αναλάβαμε στο Kisladag στην Τουρκία, ξεκίνησε τις διεργασίες του τον Ιούλιο του 2006, δημιούργησε 300 θέσεις εργασίας σε τοπικό επίπεδο, αναβάθμισε την οικονομία και τις υποδομές των γειτονικών χωριών και συνείσφερε σημαντικά στην υγιή ανάπτυξη της περιοχής.

Η μακροχρόνια εμπειρία μας και το Περιβάλλον

Σεβόμαστε τη δέσμευσή μας για υπευθυνότητα και μακροχρόνια ανάπτυξη. Σε κάθε κοινωνία, όπου λειτουργούμε, συνεργαζόμαστε στενά με την Τοπική Αυτοδιοίκηση και την Κυβερνητικές Οργανώσεις. Διαθέτουμε εμπειρία στις βέλτιστες πρακτικές

eldoradogold

υλοποίησης των έργων και περιορίζουμε την επίδραση στο περιβάλλον ενώ παράλληλα, μεγιστοποιούμε τα οικονομικά και κοινωνικά οφέλη. Η Eldorado Gold ήταν η πρώτη εταιρεία τον Οκτώβριο του 2000, που παρέλαβε μία πλήρης τελική περιβαλλοντική ρυθμιστική έκδοση από την κυβέρνηση του Μεξικού για τις διαδικασίες επαναφοράς του Χρυσωρυχείου τους, "La Trinidad". Στη Βραζιλία, στην Τουρκία και την Κίνα, υποστηρίζουμε τις τοπικές κοινωνίες μέσω πολλών κοινωνικών και περιβαλλοντικών πρωτοβουλιών. Οι υγιής μας και ασφαλείς καταγραφές μας είναι σύμφωνες με αυτές των [illegible] επιτηρούν των εργαζομένων που κάνουν οι Γενικοί Διευθυντές σε κάθε ένα από τα έργα μας, διαβεβαιώνοντας την ασφάλεια των εργαζομένων μας.

Πιστεύουμε ότι έχουμε απαιτήσει όλες τις διεθνείς προδιαγραφές βέλτιστων πρακτικών στην αναζήτηση ανάπτυξη και εξόρυξη. Η Eldorado Gold έχει δώσει μία αξιοσημείωτη επισήμανση στην προστασία του περιβάλλοντος. Αναγνωρίζουμε τη σημαντικότητα της μακροχρόνιας ανάπτυξης και εργαζόμαστε προληπτικά με την Κυβέρνηση και την Τοπική Αυτοδιοίκηση και απευθυνόμαστε με περιβαλλοντική και κοινωνική συνείδηση σε αυτές τις ομάδες.

Further information

Για περισσότερες πληροφορίες, παρακαλώ επισκεφθείτε την Αγγλική μας ιστοσελίδα: www.eldoradogold.com.

Επίσης, για οποιαδήποτε απορία αναφορικά με όσα περιγράφθηκαν παραπάνω , ή για περισσότερες πληροφορίες και υλικό, παρακαλώ επικοινωνήστε με τους εκπροσώπους της εταιρείας:

Nancy Woo
Manager, Επενδυτικές Σχέσεις
nancyw@eldoradogold.com
+1-888-353-8166 ή +1-604-687-4018

Για πληροφορίες σχετικά με την απόκτηση της Frontier Pacific και των Χρυσωρυχείων Θράκης, επικοινωνήστε με:

Earl W. Price, Chief Financial Officer
Eldorado Gold Corporation
Vancouver, Canada
earlp@eldoradogold.com,
+1-888-353-8166 or +1-604-687-4018

Dawn L. Moss, Corporate Secretary
Eldorado Gold Corporation
Vancouver, Canada
dawnm@eldoradogold.com
+1-888-353-8166 or +1-604-687-4018.